                                                                      Exhibit 21

                   CERTAIN SUBSIDIARIES OF MARKEL CORPORATION

                                                              State or Other
                                                              Jurisdiction of
                                                              Incorporation or
Subsidiary                                                    Organization
----------------------------------------------------          ----------------

Essex Insurance Company                                       Delaware
Markel Insurance Company                                      Illinois
Markel American Insurance Company                             Virginia
Shand/Evanston Group, Inc.                                    Virginia
   Evanston Insurance Company                                 Illinois
Gryphon Holding Inc.                                          Delaware
   Associated International Insurance Company                 California

Terra Nova (Bermuda) Holdings Ltd.                            Bermuda
   Markel International Limited                               England
      Markel International Insurance Company Limited          England
   Terra Nova (Bermuda) Insurance Company Ltd.                Bermuda
Markel Capital Limited                                        England